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                                                                   EXHIBIT 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 7, 2001, except as to Notes 5, 6, 9, 10, 12 and 15 which are as of June 1, 2002 relating to the financial statements and financial statement schedule, which appears in CTI Molecular Imaging, Inc.'s Registration Statement on Form S-1
(No. 333-85714).


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Atlanta, Georgia
June 26, 2002